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                                                                     EXHIBIT 5.1

                 [AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD]


                                January 21, 2003

Plains Exploration & Production Company
500 Dallas, Suite 700
Houston, Texas  77002

     Re: Plains Exploration & Production Company Registration Statement Form S-8

                            (Registration No. 333- )

Ladies and Gentlemen:

We have acted as special counsel to Plains Exploration & Production Company, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the Company of up to 710,000 shares (the "Company Shares") of the Company's common stock, par vale $0.01 per share ("Common Stock"), under the Company's 2002 Stock Incentive Plan, 2002 Rollover Stock Incentive Plan and 2002 Transition Stock Incentive Plan.

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement relating to the Company Shares has become effective under the Act (and the prospectus referred to therein), and when issued and delivered as described in the Registration Statement (and the prospectus referred to therein), the Company Shares will be duly authorized and validly issued and fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ AKIN GUMP STRAUSS HAUER & FELD LLP
                                  ----------------------------------------------
                                  AKIN GUMP STRAUSS HAUER & FELD LLP


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